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                                                                  EXHIBIT 5(b)

                         THE PARKSTONE ADVANTAGE FUND

                         INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of the 18th day of August, 1993 between THE PARKSTONE ADVANTAGE FUND, a Massachusetts business trust (the "Trust"), and FIRST OF AMERICA INVESTMENT CORPORATION, a wholly owned Michigan-chartered subsidiary of First of America Bank Michigan, N.A. (the "Investment Adviser").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Trust desires to retain the Investment Adviser to provide, or arrange for the provision of, investment advisory services to one or more investment portfolios of the Trust (the "Funds") and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services; and

         WHEREAS, the Investment Adviser is registered under the Investment Advisers Act of 1940, as amended, and is engaged in the business of rendering investment advisory services to the Trust and to others and desires to provide the services described herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Funds identified on Schedule A hereto for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

         2. DELIVERY OF DOCUMENTS. The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

                  (a) the Trust's Declaration of Trust, as executed on May 18, 1993 and as filed with the Secretary of State of the Commonwealth of Massachusetts on May 19, 1993, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

                  (b) the Trust's Code of Regulations and amendments thereto;

                  (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;


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                  (d) the Trust's Notification of Registration on Form N-8A
         under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on July 6, 1993 and all amendments thereto;

                  (e) the Trust's Registration Statement on Form N-lA under the Securities Act of 1933, as amended ("1933 Act") (File No. 33-65690), and under the 1940 Act, as filed with the SEC on July 6, 1993; and

                  (f) each Fund's most recent Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

         The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

         3. MANAGEMENT. Subject to the supervision of the Trust's Board of Trustees, the Investment Adviser will provide, or arrange for the provision of, a continuous investment program for each of the Funds, including investment research and management with respect to all securities and investments and cash equivalents in said Funds. The Investment Adviser will determine, or arrange for others to determine, from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds and will implement, or arrange for others to implement, such determinations through the placement, in the name of the Funds, of orders for the execution of portfolio transactions with or through such brokers or dealers as it may select. The Investment Adviser will provide, or arrange for the provision of, the services under this Agreement in accordance with each of the Funds' investment objectives, policies and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees.

         Subject to the provisions of this Agreement, the Declaration of Trust and the 1940 Act, the Investment Adviser directly and indirectly may select and enter into contracts with one or more qualified investment advisers ("Sub-Advisers") to provide to the Trust some or all of the services required by this Agreement. With respect to any such appointment by the Investment Adviser of any of the Sub-Advisers, the Investment Adviser will, as appropriate:

                  (a) advise the Sub-Advisers with respect to United States ("U.S.") economic conditions and trends;

                  (b) assist Sub-Advisers with the placement of orders for the purchase and sale of securities of U.S. issuers;

                  (c) assist and consult with the Sub-Advisers regarding the management of the Funds' short-term cash balance positions denominated in U.S. dollars to preserve liquidity in the Funds' assets, including the placement of orders for U.S. money market instruments;

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                  (d) assist and consult with the Sub-Advisers in connection with the Funds' continuous investment programs; and

                  (e) periodically review, evaluate and report to the Trust's Board of Trustees with respect to the performance of the Sub-Advisers.

         In fulfilling its responsibilities hereunder, the Investment Adviser agrees that it will, or, with respect to services provided to the Trust by any of the Sub-Advisers appointed by the Investment Adviser, that it will require that each of the Sub-Advisers:

                  (a) use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

                  (b) conform with all applicable Rules and Regulations of the SEC and in addition will conduct its activities under this Agreement (or any applicable sub-investment advisory agreement) in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser or Sub-Advisers;

                  (c) not make loans to any person to purchase or carry units of beneficial interest in the Trust or make loans to the Trust;

                  (d) place orders pursuant to investment determinations for the Trust either directly with the issuer or with an underwriter, market maker or broker or dealer. In placing orders with brokers and dealers, the Investment Adviser will use its reasonable best efforts to obtain, or require that each of the Sub-Advisers obtain, prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, the Investment Adviser and any of the Sub-Advisers may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Funds and/or other accounts over which the Investment Adviser or any of the Sub-Advisers or any of their respective affiliates exercises investment discretion. Subject to the review of the Trust's Board of Trustees from time to time with respect to the extent and continuation of the policy, the Investment Adviser and any of the Sub-Advisers are authorized to pay a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for any of the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Investment Adviser or Sub-Advisers determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Investment Adviser or Sub-Advisers with respect to the accounts as to which it exercises investment discretion. In no instance will portfolio securities be purchased from or sold to Security Management Company, Investment

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         Adviser or any Sub-Adviser, or any affiliated person of the Trust, except as may be permitted by the 1940 Act;

                  (e) maintain all books and records with respect to the Trust's securities transactions and will furnish the Trust's Board of Trustees such periodic and special reports as the Board reasonably may request;

                  (f) treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential interest-holders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except that, subject to prompt notification of the Trust, the Investment Adviser and any of the Sub-Advisers may divulge such information to duly constituted authorities, or when so requested by the Trust, PROVIDED, HOWEVER, that nothing contained herein shall prohibit the Investment Adviser or any of the Sub-Advisers from advertising or soliciting the public generally with respect to other products or services regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Funds; and

                  (g) maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Trust, the Investment Adviser's or Sub-Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Investment Adviser or Sub-Adviser or of their respective parents, subsidiaries or affiliates. In dealing with such customers, the Investment Adviser or Sub-Adviser and their respective parents, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust.

         4. SERVICES NOT EXCLUSIVE. The services furnished by the Investment Adviser and any Sub-Adviser hereunder are not to be deemed exclusive, and the Investment Adviser and any Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement or any sub-advisory agreement are not impaired thereby. It is understood that the action taken by the Investment Adviser under this Agreement may differ from the advice given or the timing or nature of action taken with respect to other clients of the Investment Adviser, and that a transaction in a specific security may not be accomplished for all clients of the Investment Adviser at the same time or at the same price.

         5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records, if any, which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly, and to require each of the Sub-Advisers to surrender promptly, to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve, and to require each of the Sub-Advisers to preserve, for the periods prescribed by Rule 31a-2 under the 1940 Act, the records required to be maintained by Rule 31a-1 under the 1940 Act.

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         6. EXPENSES. During the term of this Agreement, the Investment
Adviser will pay all expenses, including, as applicable, the compensation of any Sub-Advisers directly appointed by it, incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.

         7. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee set forth on Schedule A hereto. Each of the Funds' obligations to pay the above-described fee to the Investment Adviser will begin as of the date of the initial public sale of shares in that Fund. Except as permitted by applicable law, the Investment Adviser shall not be compensated on the basis of a share of capital gains upon or capital appreciation of any of the Funds or any portion thereof.

         If in any fiscal year the aggregate expenses of any of the Funds (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, the Investment Adviser will reimburse the Fund for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by the Fund to the Investment Adviser hereunder to the aggregate fees otherwise payable by the Fund to the Investment Adviser hereunder and to Security Management Company under the Administration Agreement between Security Management Company and the Trust. The obligation of the Investment Adviser to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, PROVIDED, HOWEVER, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Funds for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

         8. LIMITATION OF LIABILITY. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         9. DURATION AND TERMINATION. This Agreement will become effective as to a particular Fund as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement relative to that Fund becomes effective with the SEC), provided that it shall have been approved by a vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until June 30, 1995.

         Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive periods of approximately twelve months each ending on December 31 of

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each year, PROVIDED such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding Shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. No assignment of this Agreement shall be made by the Investment Adviser without the consent of the Board of Trustees of the Trust. (As used in this Agreement, the terms "majority of the outstanding voting securities, "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

         10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         11. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of Ohio.

         The names "The Parkstone Advantage Fund" and "Trustees of The Parkstone Advantage Fund" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust and to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto as filed or hereafter filed. The obligations of "The Parkstone Group of Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, interest-holders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written. (Seal)

                                        THE PARKSTONE ADVANTAGE FUND

                                        By:      /s/ Larry J. Bruning
                                            -----------------------------------
                                                 Larry J. Bruning
                                        Its:     President


                                        FIRST OF AMERICA INVESTMENT
                                          CORPORATION

                                        By:      /s/ Richard A. Wolf
                                            -----------------------------------
                                                 Richard A. Wolf
                                        Its:     President

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                                                        Dated: August 18, 1993

                                  SCHEDULE A
                     to the Investment Advisory Agreement
                     between The Parkstone Advantage Fund
                  and First of America Investment Corporation

Name of Fund            Compensation                                   Date
------------            ------------                                   -----

International         Annual Rate of 1.25% of the first $50
Discovery Fund        Million of the average daily net assets of
                      such Fund, 1.20% of the average daily net assets between $50 Million and $100
                      Million, 1.15% of the average daily net
                      assets between $100 Million and $400
                      Million, and 1.05% of the average daily
                      net assets over $400 Million.








                                     THE PARKSTONE ADVANTAGE FUND


                                     By:      /s/ Larry J. Bruning
                                         ----------------------------------
                                              Larry J. Bruning
                                     Its:     President


                                     FIRST OF AMERICA INVESTMENT
                                       CORPORATION


                                     By:      /s/ Richard A. Wolf
                                         ----------------------------------
                                              Richard A. Wolf
                                     Its:     President